EXHIBIT 99.1

BLUE EARTH APPOINTS ALAN P. KRUSI TO BOARD OF DIRECTORS

Henderson, Nevada, August 26, 2014--Blue Earth, Inc. (OTCQB: BBLU) a renewable/alternative energy and energy efficiency services company is pleased to announce that Alan P. Krusi has been appointed to the Board of Directors effective August 26, 2014. Mr. Krusi brings to his position over three decades of management experience in the engineering and construction industries. His experience as former CEO of RealEnergy Inc., an alternative energy start-up, which developed and provided Combined Heat and Power (Distributed Generation) services to commercial real estate customers in California, New York and New Jersey is expected to be of great benefit as BBLU becomes a significant owner of distributed generation power plants and for our energy efficiency business and the roll out of our new battery and energy management control technologies.

Since March 2008, Mr. Krusi has been a director of Comfort Systems USA (NYSE:FIX) a leading provider of commercial and industrial heating, ventilation and air conditioning (HVAC) and building automation services, with more than 85 locations nationwide.

Mr. Krusi has been President, Strategic Development of AECOM Technology Corporation (NYSE:ACM), a global provider of professional technical and management support services, since October 2011, and served as Executive Vice President for Corporate Development from August 2008 until October 2011. In these capacities, Mr. Krusi oversaw AECOM’s M&A program, among other duties. From 2003 until 2008 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International, which had strong expertise in the design and construction of water treatment facilities worldwide.  From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc. Prior to RealEnergy, and over a period of twenty-five years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries.

Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.

Mr. Krusi said, “I am very excited about joining the Blue Earth board, and am looking forward to contributing to the continuing success of this exciting firm.”

“We are thrilled to add another very senior executive to our board. He brings over 30 years of experience in engineering and construction, mostly in energy industries in various senior capacities: in operations as President and CEO, leading strategic development and leading M&A transactions with multiple global powerhouses ,” said Laird Q. Cagan, Chairman of Blue Earth, Inc.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

.

John C. Francis, Vice President

Michael Bayes, President

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-361-1786
bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.